Sunrise Realty Trust, Inc. and Southern Realty Trust Inc.,
Tannenbaum Capital Group Affiliates, Complete Merger
WEST PALM BEACH, Fla., Nov. 5, 2026 – Sunrise Realty Trust, Inc. (Nasdaq: SUNS) (“SUNS” or the “Company”) and Southern Realty Trust Inc. (“SRT”), two commercial real estate lenders on the Tannenbaum Capital Group (“TCG”) Real Estate platform, today announced the completion of the previously announced merger of SRT with and into a wholly owned subsidiary of SUNS (the “Merger”). The Merger consolidates the two companies’ co-investments into a single, larger Nasdaq-listed commercial real estate lending platform. On a pro forma basis as of June 30, 2026, the combined company had approximately $285 million of book value (after transaction-cost adjustments), approximately $534 million of total assets and approximately $604 million of total loan commitments across 14 portfolio loans collateralized by assets located predominantly in core Southern U.S. markets. The combined company will continue to operate as Sunrise Realty Trust, Inc., and its common stock will continue to trade on Nasdaq under the ticker symbol “SUNS.”
“The completion of this Merger is a transformative milestone in SUNS’ evolution as a public company,” said Leonard Tannenbaum, Executive Chairman. “By combining two complementary portfolios built on the same disciplined investment philosophy, we have created a larger, more efficient lending platform with an expanded equity base and a broader stockholder base, which we believe positions us to continue to generate attractive risk-adjusted returns and build long-term stockholder value. We are pleased to welcome former SRT stockholders to SUNS.”
“Upon closing of the Merger, our co-investments now sit on a single balance sheet, which we expect will lower our operating costs on a combined basis and broaden our access to capital,” said Brian Sedrish, Chief Executive Officer. “We remain focused on constructing a portfolio of attractive, risk-adjusted loans to high-quality sponsors with assets primarily located in established and rapidly expanding Southern markets.”
Under the terms of the Agreement and Plan of Merger relating to the Merger (the “Merger Agreement”), each outstanding share of SRT common stock was converted into the right to receive (i) 1.45 shares of SUNS common stock and (ii) from Sunrise Manager LLC, SUNS’ external manager (“SUNS Manager”), $0.05 per share in cash. In connection with the Merger, SUNS issued 8,464,975 shares of common stock, resulting in 21,980,826 shares of SUNS common stock issued and outstanding as of the effective time of the Merger. No fractional shares of SUNS common stock were issued in the Merger. As a result, former SRT stockholders own approximately 38.5% of the combined company’s outstanding common stock and pre-Merger SUNS stockholders own approximately 61.5%. Certain former SRT stockholders who collectively owned or controlled approximately 32% of SRT’s outstanding common stock when the Merger Agreement was signed have agreed to customary lock-up restrictions for a period of 120 days following the closing with respect to the shares of SUNS common stock received in the Merger. The SUNS shares issued in the Merger were not registered under the federal securities laws and may be resold only pursuant to an effective registration statement or an available exemption from registration.
At the closing, SUNS and SUNS Manager entered into an amended and restated management agreement that, among other things, (i) reduces the incentive fee rate from 20% to 17.5%, (ii) reduces the hurdle rate from 8.0% to 7.0% per annum, and (iii) provides for a reduction in the base management fee by $250,000 per quarter for each of the first four full fiscal quarters following the closing, beginning with the first quarter of 2027, or $1.0 million in the aggregate, for the benefit of all SUNS’ stockholders.

In addition, as previously disclosed, effective upon the closing, the SUNS’ Board of Directors was expanded by one seat, and Howard Sudnow, an independent director designated by SRT, was appointed to the SUNS’ Board of Directors.
Additional information regarding the Merger is included in a Current Report on Form 8-K filed today by SUNS with the U.S. Securities and Exchange Commission (the “SEC”).
As previously announced, pursuant to the Merger Agreement, SUNS’ Board of Directors declared a prorated cash dividend of $0.09 per share of SUNS common stock (the “Stub Period Dividend”) for the fourth quarter through the day prior to the closing of the Merger. The Stub Period Dividend is payable today, November 5, 2026, to the stockholders of record on November 2, 2026.
Advisors
Oppenheimer & Co. Inc. served as financial advisor and Venable LLP served as legal counsel to the Special Committee of the SUNS’ Board of Directors. Hunton Andrews Kurth LLP served as legal counsel to SUNS.
Keefe, Bruyette & Woods, Inc., A Stifel Company, served as financial advisor to the Special Committee of the SRT Board of Directors, and Vinson & Elkins LLP served as legal counsel to SRT and the Special Committee of the SRT Board of Directors.
About Sunrise Realty Trust, Inc.
Sunrise Realty Trust, Inc. (Nasdaq: SUNS) (“SUNS” or the “Company”) is an institutional commercial real estate (“CRE”) lender providing flexible financing solutions to sponsors of CRE projects located primarily in the Southern United States. SUNS focuses on transitional CRE business plans with the potential for near-term value creation, collateralized by top-tier assets predominantly located in established and rapidly expanding Southern markets. For additional information regarding the Company, please visit www.sunriserealtytrust.com.
About TCG Real Estate
TCG Real Estate refers to the family office sponsor of an affiliated CRE-focused debt vehicle, Sunrise Realty Trust, Inc. (Nasdaq: SUNS), a Nasdaq-listed mortgage real estate investment trust. The platform provides flexible financing on transitional CRE properties that present opportunities for near-term value creation, with a focus on top-tier CRE assets located primarily within markets in the Southern U.S. benefiting from economic tailwinds with growth potential. For additional information regarding TCG Real Estate, please visit www.theTCG.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the Merger, including with respect to the generation of attractive risk-adjusted returns, building long-term stockholder value, expected operating expense savings, and improved access to capital. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “estimates,” “projects,” “may,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors could cause actual results and performance to differ materially from those projected in these forward-looking statements, including the failure to realize the anticipated benefits of the Merger, including expected operating expense savings and improved access to capital; the risk that the businesses of SUNS and SRT will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; significant transaction costs; the effect of the consummation of the Merger on the parties’ business relationships and operating results; the risk of stockholder litigation in connection with the Merger; risks related to diverting the attention of management from ongoing business operations; the effect of the consummation of the Merger on the market price of SUNS common stock, including potential sales of shares issued in the Merger pursuant to an available exemption from registration or upon expiration of applicable lock-up restrictions; and the other factors described in SUNS’ filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of SUNS’ Annual Report on Form 10-K filed on March 12, 2026, and subsequently filed Quarterly Reports on Form 10-Q. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect SUNS. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contacts
Robyn Tannenbaum // Will Rotatori
561-510-2293 // 561-510-6109
ir@thetcg.com
Media Contact
Jim Velgot
561-510-1416
ir@thetcg.com
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